Exhibit 4.7



   Form of Stockholders Agreement dated January 22, 2002 among Christopher P. Ryman, Elizabeth J. Cole, Timothy H. Beck, Brian J. Pope, John Hancock Life
 Insurance Company, Hancock Mezzanine Partners, L. P., CIBC WG Argosy Merchant Fund 2, L. L. C., Co-Investment Merchant Fund, LLC and Booth Creek Ski Group,
                                      Inc.

                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated as of January 22, 2002, between Elizabeth
J. Cole, Christopher P. Ryman, Timothy H. Beck, and Brian J. Pope (each, an "Executive"), John Hancock Life Insurance Company ("Hancock"), Hancock Mezzanine Partners L.P. ("HMP"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC"), Co-Investment Merchant Fund, LLC ("CIMF"; each of Hancock, HMP, CIBC and CIMF, an "Investor") and Booth Creek Ski Group, Inc., a Delaware corporation (the "Company").

         The parties agree as follows:

         1. Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Second Amended and Restated Stockholders Agreement dated May 28, 2000, between Investors, Company, and the other parties thereto (the "Restated Agreement").

         2.  Right of Co-Sale.

             (a) Except as otherwise provided in section 2(e), if any Investor or Affiliate (as the term is defined in Securities and Exchange Commission regulations) of an Investor shall propose to Transfer any Equity Securities (each a "Section 2 Seller"), then, as a condition precedent thereto, such Section 2 Seller shall afford to each Executive (or such Executive's legal representative or successor by will or inheritance) the right to participate in such Transfer in accordance with this section 2.

             (b) Each Section 2 Seller shall give written notice to each Executive (a "Section 2 Transfer Notice") not less than 35 nor more than 45 days prior to any proposed Transfer of any Equity Securities. Each such Section 2 Transfer Notice shall:

              (i) specify (A) the number and kind of Equity Securities which the Section 2 Seller proposes to Transfer, (B) the identity of the proposed Transferee or Transferees of such Equity Securities and (C) the time within which, the price and all other terms and conditions upon which the Section 2 Seller proposes to Transfer such Equity Securities;

              (ii) make explicit reference to this section 2 and state that the right of each Executive to participate in such Transfer under this section 2 shall expire unless exercised within 10 days after receipt of such Section 2 Transfer Notice; and

              (iii) contain an irrevocable offer by the Section 2 Seller to each
                    Executive to participate in the proposed Transfer, if consummated, to the extent provided in section 2(c).


             (c) Each  Executive  shall have the right to sell
          to the proposed Transferee or Transferees Equity Securities representing up to that number of the Equity Securities beneficially owned by such Executive that is equal to the Co-Sale Percentage (as hereinafter defined) (or, if such Executive shall elect, any lesser number) of the Equity Securities beneficially owned and proposed to be Transferred by the Section 2 Seller in the Transfer specified in the
          Section 2 Transfer Notice, at the same price and on the same terms and conditions as are applicable to the Equity Securities specified in the
          Section 2 Transfer Notice. As used herein, the term "Co-Sale Percentage" as applied to any Executive on any date shall mean a fraction (expressed as a percentage), (A) the numerator of which shall be the number of shares of Common Stock of the Company beneficially owned and proposed to be Transferred by such Executive (which shall not exceed the number of shares of Common Stock of the Company beneficially owned by such Executive multiplied by a percentage equal to the percentage that the Section 2 Seller proposes to sell of the shares of Common Stock of the Company beneficially owned by the
          Section 2 Seller) and (B) the denominator of which shall be the sum, as of such date, of (1) the number of shares of Common Stock of the Company beneficially owned and proposed to be Transferred by such Executive and each other Executive that shall have timely elected to participate in such proposed Transfer and (2) the number of shares of Common Stock of the Company beneficially owned and proposed to be Transferred by the Section 2 Seller.

             (d) Each Executive must notify the Section 2 Seller, within 10 days after receipt of the Section 2 Transfer Notice, if such Executive desires to participate in the Transfer specified in the Section 2 Transfer Notice. The failure of any Executive to provide such notice within such 10-day period shall, for the purposes of this section 2, be deemed to constitute a waiver by such Executive of its right to participate in such Transfer. The Section 2 Seller will use reasonable efforts to obtain the agreement of the prospective Transferee or Transferees to the participation of the Executive in such proposed Transfer and will not consummate any such proposed Transfer unless each Executive electing to participate therein is permitted to participate in accordance with the provisions of this section 2. No Executive shall be obligated to sell any Equity Securities pursuant to this section 2. Any and all Transfers of Equity Securities by any Executive pursuant to this section 2 shall be made either concurrently with or prior to the Transfer by the Section 2 Seller and upon identical terms and conditions.

             (e) Notwithstanding  anything to the  contrary  contained  in this section 2, no Executive shall have any rights pursuant to this section 2 to participate in any of the following Transfers:

              (i) any Transfer to the public pursuant to an effective registration statement under the Securities Act;

              (ii) any Transfer by an Investor to another Investor or by an Investor to any Affiliate of such Investor that agrees to be bound by this section 2; or

              (iii) any  Transfer  of shares  of  Common  Stock of the  Company resulting from the conversion of shares of a class of Common Stock of the Company to the other class of Common Stock of the Company.

         3. Offer to Purchase All Shares. If (i) the Investors, whether individually or as a group, receive a Bona Fide Offer to purchase all, but not less than all, of their Equity Securities in a single transaction or a series of related transactions, (ii) the terms and conditions applicable to each Investor in such Bona Fide Offer are identical in all material respects, (iii) the Bona Fide Offer shall be conditioned on all Executives' Transferring all of their Equity Securities to the person making the Bona Fide Offer on the same terms as shall be applicable to each Investor, and (iv) the Investors elect in writing to accept such Bona Fide Offer and to consummate the sale of the Equity Securities contemplated therein, then each Executive (or such Executive's legal representative or successor by will or inheritance) shall be required to sell all of such Executive's Equity Securities pursuant to such Bona Fide Offer and to cooperate in good faith with the Investors in consummating such sale(s); provided, however, that any sale made pursuant to this section 3 shall be consummated within one hundred eighty (180) days after the Bona Fide Offer is received; and provided, further, that no Executive shall be required to consummate any such sale unless the Investors concurrently consummate such Bona Fide Offer. (For purposes hereof, the term "Owner" in the definition of Bona Fide Offer in the Restated Agreement shall mean "Investor" as defined herein.)

         4. Registration Rights. If any Investor shall propose to sell Registrable Shares, as defined in a Second Amended and Restated Securities Purchase Agreement dated May 28, 2000 between Investors and Company ("Purchase Agreement"), in a public offering ("Offering") pursuant to Section 11 of the Purchase Agreement, other than an initial public offering ("IPO") or the lockup period referred to in the last sentence, such Investor shall permit each Executive (or such Executive's legal representative or successor by will or inheritance) to sell in the Offering, instead of shares that the Investor would have been permitted to sell, but for operation of this provision, a number of shares of Class A Common Stock bearing the same ratio to the total number of shares of Class A Common Stock owned of record by such Executive immediately before the effectiveness of the registration statement for the Offering, as the number of Registrable Shares that such Investor would have been permitted to sell, but for operation of this provision, shall bear to the total number of Registrable Shares beneficially owned by such Investor as of such date. Promptly after it is first proposed that such Investor's Registrable Shares will be included in the Offering, Company shall notify each Executive of the amount of Class A Common Stock that such Executive would be able to sell in the Offering, based on information available as of the immediately preceding date, and each Executive shall promptly thereafter notify Company and such Investor of the number of shares of Class A Common Stock to be sold by such Executive in the Offering. If the number of such Investor's Registrable Shares that may be allowed to be sold in the Offering shall change for any reason (other than on account of the operation of this provision), Company shall promptly notify each Executive of any resulting change in the number of shares of such Executive's Class A Common Stock that can be sold in the Offering, and such Executive shall promptly notify the Company and such Investor of the number of shares of Class A Common Stock that Executive shall sell in the Offering, in light of such change. Each Executive's rights under this section shall be conditioned on such Executive's complying with requirements applicable to such Investor in connection with the Offering, including signing any underwriting agreement, indemnification agreement, or underwriters lockup agreement, and supplying information, and to all provisions of Section 11 of the Purchase Agreement relating to or limiting such Investor's right to have Registrable Shares registered for sale or to sell Registrable Shares in the Offering and Company's obligations in respect thereof. In connection with an IPO, each Executive agrees to sign a customary underwriters lockup expiring not sooner than six or later than 12 months after the date of effectiveness of the registration statement filed in connection with such IPO.

         5. Legends. So long as any Equity Securities are subject to the provisions ofthis Agreement, all certificates or instruments representing such Equity Securities shall bear a legend in substantially the following form:

         "The securities represented hereby are subject to the terms of a Stockholders Agreement, dated as of May 1, 2000, by and between Booth Creek Ski Group, Inc. (the "Company") and certain other persons. A copy of such agreement is on file at the Company's principal office and, upon written request to the Company, a copy thereof will be provided without charge to appropriately interested persons."

         Each Executive agrees that any certificate or instrument representing such Executive's Equity Securities shall also bear appropriate legends to reflect the existence of any other restriction to which such Equity Securities shall be subject, provided that the Company shall issue a replacement certificate or other instrument not bearing such legend with respect to any such Equity Securities at such time as any such restriction shall terminate with respect thereto.

         6. Termination of this Agreement. This Agreement shall terminate and shall be of no force or effect upon the consummation of a Qualified Public Offering.

         7. Notices. All communications provided for herein shall be delivered, mailed or sent by facsimile transmission to the any Investor or Company at the address and/or to the telecopy number of such party as is specified on Exhibit A or to any Executive as is reflected in Company's payroll records (or, in the case of any Person who shall become party hereto after the date hereof, at such address and/or to such telecopy number as shall have been specified to each of the other parties hereto at the time such other Person shall become a party to this Agreement). The address and/or telecopy number of any party hereto may be changed by such party to such other address and/or telecopy number as shall be furnished in writing by such party to each of the other parties hereto in accordance with the provisions of this section. Any communication provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given.

         8. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties.

         9. Successors and Assigns; Specific Performance. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective assigns, executors, heirs and successors. The parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

         10. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by-the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the parties hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail (return receipt requested) in accordance with the Notices section or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, each of the parties hereto agrees that nothing contained in this section shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement refers to any action taken or to be taken by any Person (or which such Person is prohibited from taking), such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument. Each of the Executives shall vote such Executive's Equity Securities in the same way that Owners are required to vote their Equity Securities pursuant to Section 5 of the Restated Agreement. None of the Executive's Equity Securities may be transferred, unless the proposed transferee shall agree to be bound by Section 3 and the immediately preceding sentence with respect to such Equity Securities.

            [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    JOHN HANCOCK LIFE INSURANCE
                                    COMPANY  (formerly known as
                                    John  Hancock  Mutual  Life
                                    Insurance Company)



________________________            By:  ______________________________________
Elizabeth J. Cole                                                        (Title)

                                    CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

________________________            By:  ______________________________________
Christopher P. Ryman                                                     (Title)


________________________            HANCOCK MEZZANINE PARTNERS, L.P.
Timothy H. Beck


________________________            By: Hancock Mezzanine Investments LLC,
Brian Pope                              its general partner

                                       By: John Hancock Life Insurance Company
                                           (formerly known as John Hancock
                                           Mutual Life Insurance Company), its
                                           investment manager

                                    ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    CO-INVESTMENT MERCHANT FUND, LLC



                                    By__________________________________________


                                    BOOTH CREEK SKI GROUP, INC.

                                    By__________________________________________



The undersigned consents to the foregoing agreement:

BOOTH CREEK PARTNERS LIMITED II, L.L.L.P



By:________________________________
          General Partner

                                Exhibit A

                          Addresses for Notices

If to Hancock:                  John Hancock Life Insurance Company
                                     John Hancock Place
                                     200 Clarendon Street
                                     Boston, Massachusetts  02117
                                     Attention:   Bond and Corporate Finance
                                                  Department T-57
                                     Telecopy No.:  (617) 572-5068

with a copy (which shall
not constitute notice) to:           Choate, Hall & Stewart
                                     Exchange Place
                                     53 State Street
                                     Boston, Massachusetts  02109
                                     Attention: Frank B.  Porter, Jr., Esq.
                                     Telecopy No.:  (617) 248-4000

If to CIBC:                          CIBC WG Argosy Merchant Fund 2, L.L.C.
                                     425 Lexington Avenue, 3rd floor
                                     New York, New York 10017
                                     Attention: Jay Bloom
                                     Telecopy No.:  (212) 885-4934

with a copy (which shall
not constitute notice) to:           Steven Flyer
                                     c/o CIBC World Markets Corp.
                                     425 Lexington Avenue, 3rd floor
                                     New York, New York 10017
                                     Telecopy No.:  (212) 885-4946
                                           and
                                     Roger Meltzer, Esq.
                                     Cahill Gordon & Reindel
                                     80 Pine Street
                                     New York, New York 10005
                                     Telecopy No.:  (212) 269-5420


If to HMP:                           c/o John Hancock Life Insurance Company
                                     John Hancock Place
                                     200 Clarendon Street
                                     Boston, MA  02117
                                     Attn:   Manager
                                             Investment Accounting Division, B-3
with a copy (which shall
not constitute notice) to:           Choate, Hall & Stewart
                                     Exchange Place
                                     53 State Street
                                     Boston, Massachusetts  02109
                                     Attention: Frank B.  Porter, Jr., Esq.
                                     Telecopy No.:  (617) 248-4000


If to CIMF:                          Co-Investment Merchant Fund, LLC
                                     425 Lexington Avenue, 3rd Floor
                                     New York, New York 10017
                                     Telecopy No.:  (212) 885-4934
                                     Attention:  Jay Bloom

with a copy (which shall
not constitute notice) to:           Steven Flyer
                                     c/o Co-Investment Merchant Fund, LLC
                                     425 Lexington Avenue, 3rd Floor
                                     New York, New York 10017
                                     Telecopy No.:  (212) 885-4946

If to the Company:                   Booth Creek Ski Group, Inc.
                                     1000 South Frontage Road, Suite 100
                                     Vail, Colorado  81657
                                     Attention:  Elizabeth J. Cole
                                     Telecopy No.:  (970) 479-0291

with a copies (which shall
not constitute notice) to:           Booth Creek Ski Group, Inc.
                                     9705 Highway 267, Suite 2
                                     Truckee, CA 96161
                                     Attention: Brian J. Pope
                                     Telecopy No.:  (530) 550-5118

                                     and

                                     Loeb & Loeb LLP
                                     345 Park Avenue
                                     New York, New York 10154
                                     Attention:  Michael D. Beck, Esq.
                                     Telecopy No.:  (212) 407-4990